Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Inc. to Issue an Updated Investor Presentation

FORT WORTH, Texas, March. 23, 2023 –PHX Minerals Inc. (the “Company”) posted a strategy update on its website, https://phxmin.com/investors/presentations, highlighting the Company’s financial performance since adopting its mineral-only strategy in January 2020. The investor presentation illustrates the strategic rationale and financial advantages of the Company’s current strategy.

About PHX Minerals Inc.

PHX Minerals (NYSE: PHX) is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com

NYSE: PHX I 1320 S University Dr., Suite 720 I Fort Worth, TX 76107 I phxmin.com I Phone: 405.948.1560